United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ePlus inc. was held on September 10, 2013.  There were present, in person or by proxy, holders of 7,857,470 shares of our common stock, or 95.82% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Item 1 in the proxy statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Phillip G. Norton	5,832,208	88,483	1,936,779
Bruce M. Bowen	5,832,283	88,408	1,936,779
C. Thomas Faulders	5,827,501	93,190	1,936,779
Terrence O’Donnell	5,557,905	362,786	1,936,779
Lawrence S. Herman	5,818,916	101,775	1,936,779
Milton E. Cooper, Jr.	5,818,841	101,850	1,936,779
John E. Callies	5,827,501	93,190	1,936,779
Eric D. Hovde	5,860,886	59,805	1,936,779

Each nominee was elected a director of ePlus inc.

2.  The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement (included as Item 2 in the proxy statement), was approved by the following vote:

For:	4,937,562
Against:	971,066
Abstain:	12,063
Broker non-votes:	1,936,779

4.  The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year ending March 31, 2014 (included as Item 3 in the proxy statement), was approved by the following vote:

For:	7,814,758
Against:	30,157
Abstain:	12,555
Broker non-votes:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 13, 2013